Exhibit 5.2

September 26, 2012

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Wynn Las Vegas, LLC, a Nevada limited liability company (the “Company”), and Wynn Las Vegas Capital Corp., a Nevada corporation (“Capital Corp.” and, together with the Company, the “Issuers”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of $900,000,000 aggregate principal amount of the Issuers’ 5.375% First Mortgage Notes due 2022 (the “Securities”), to be issued in exchange for a like principal amount of the Issuers’ outstanding 5.375% First Mortgage Notes due 2022. The Securities are to be issued under that certain Indenture, dated as of March 12, 2012 (the “Indenture”), by and among the Issuers, U.S. Bank National Association, as trustee, and the other parties thereto.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Issuers in connection with the authorization and issuance of the Securities, all as referenced in the Registration Statement. For purposes of this opinion letter, we have assumed all such proceedings will be timely completed in the manner presently proposed and, except to the extent set forth in the opinion expressed below, that the terms of such issuance will be in compliance with applicable laws.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Indenture, the forms of the Securities, the articles of incorporation and bylaws, or articles of organization and operating agreement, as applicable, of the Issuers, and such other agreements, instruments, corporate and limited liability company records and documents as we have deemed necessary or appropriate, and we have obtained from officers and other representatives and agents of the Issuers and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in rendering this opinion letter we have, with your permission, assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iii) all corporate and limited liability company records made available to us by the Issuers, and all public records we have reviewed, are accurate and complete.

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

September 26, 2012

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate and limited liability company laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Securities have been duly authorized by the Issuers.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuers relating to the Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP